REPORTING PRINCIPLES

1. Attorney-in-Fact May Sign on Behalf of a Natural Person. A natural person may authorize another person to sign ownership reports on his or her behalf.

2. Authorized Person Should Sign Own Name and Indicate Nature of Authority. A person signing on behalf of a reporting person should sign his or her own name to the form, not the name of the reporting person. A notation after the signature should indicate that the authorized person is signing on behalf of the reporting person.

3. Written Authorization May Be Executed After Report is Filed. The authority of the person signing on the reporting person's behalf must be set forth in a writing, but the writing need not be in existence at the time of execution and filing of the report. If the written authorization does exist at the time of filing, it should be attached to and filed with the report. If the written authorization does not then exist, it must be prepared and filed with the Commission as soon as practicable, as an amendment to the previously filed form.

4. Written Authorization May Be Power of Attorney or Confirming Statement. The authorization may be in the form of a power of attorney, or may be a less formal writing confirming that the reporting person authorized and designated the authorized person or persons to file the form on the reporting person's behalf. An authorization also may confer authority to file future reports on the reporting person's behalf. In either case, the writing must state the duration of the authorization.

5. Original Written Authorization Should Be Filed. An original of the power of attorney or confirming statement executed by the reporting person should be filed with the SEC. The authorized person may wish to hold a duplicate original in his or her files.

6. Written Authorization Need Be Filed Only Once. Once an authorization conferring continuing authority has been filed, it need not be attached to future filings executed by the authorized person, but may be relied upon for as long as the authorization remains effective.

7. Name of Non-Natural Person Required. A report filed on behalf of a corporation, partnership, trust, or other entity should be signed by an authorized individual, and the capacity in which such individual signs should be indicated. This may be accomplished by, for example, entering the name of the entity above the signature line and signing the form "by Don Doe, President."

8. Date of Statement is Date Report is Signed. A report should be dated as of the date it is signed by the person executing the report, not the date of mailing, the due date, the filing date, or the date of the transaction reported.

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Anthony Ambrose and Joel S. Hatlen, or either of them individually, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or shareholder of Data I/O Corporation (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and timely file such form with the United State Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's position with, or holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of October, 2020.

____

Sally Washlow

Print Name

CONFIRMING STATEMENT

This Statement confirms that the undersigned, Sally Washlow, has authorized and designated Joel S. Hatlen to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the United States Securities and Exchange Commission as a result of the undersigned's position with, or ownership of or transactions in securities of, Data I/O Corporation (the "Company"). The authority of Joel S. Hatlen under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's position with, or ownership of transactions in securities of, the Company, unless earlier revoked in writing. The undersigned acknowledges that Joel S. Hatlen is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date: 10/20/2020

Sally Washlow

Sally Washlow

CONFIRMING STATEMENT

This Statement confirms that the undersigned, Sally Washlow, has authorized and designated Anthony Ambrose to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the United States Securities and Exchange Commission as a result of the undersigned's position with, or ownership of or transactions in securities of, Data I/O Corporation (the "Company"). The authority of Anthony Ambrose under this statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's position with, or ownership of transactions in securities of, the Company, unless earlier revoked in writing. The undersigned acknowledges that Anthony Ambrose is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date: 10/26/2020

Sally Washlow

Sally Washlow

Power of Attorney.doc